UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2012

FLATBUSH FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Federal	000-50377	11-3700733
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

2146 Nostrand Avenue, Brooklyn, New York		11210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(718) 859-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 24, 2012, the Registrant held a special meeting of its stockholders in Brooklyn, New York in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2012, by and among (i) Northfield Bank, Northfield Bancorp, Inc. (“Northfield Bancorp”) and Northfield Bancorp, MHC (“Northfield MHC”) and (ii) Flatbush Federal Savings & Loan Association, Flatbush Federal Bancorp, Inc. (“Flatbush Bancorp”) and Flatbush Federal Bancorp, MHC, (“Flatbush MHC”) as amended, pursuant to which Flatbush Federal Savings & Loan Association would be merged with and into Northfield Bank (the “Bank Merger”), Flatbush Bancorp would be merged with and into Northfield Bancorp (the “Mid-Tier Merger”) and Flatbush MHC would be merged with and into Northfield MHC (the “MHC Merger”, and together with the Bank Merger and Mid-Tier Merger, the “Mergers”).

At the special meeting, the Registrant’s stockholders were asked to consider and vote upon: (i) the approval and adoption of the Merger Agreement; (ii) the approval, on a non-binding advisory basis, of certain compensation payable under existing agreements that the named executive officers of the Registrant would receive from the Registrant in connection with the Mergers, and (iii) if necessary or appropriate, the approval of an adjournment or postponement of the special meeting, including to solicit additional proxies in favor of the Merger Agreement proposal.

The Merger Agreement proposal was approved by more than two-thirds of the Company’s outstanding common shares, per the results below.

For	Against	Abstain
2,202,984	232,863	2,088

More than a majority of the Company’s common shares held by holders, other than Flatbush Federal Bancorp, MHC, also approved the Merger Agreement proposal, per the results below, which do not include the shares voted by Flatbush Federal Bancorp, MHC.

For	Against	Abstain
718,776	232,863	2,088

Accordingly, the Merger Agreement proposal was adopted.

The non-binding advisory vote on executive compensation was approved by the holders of a majority of the shares of the Registrant’s common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “Abstain”). The results of the voting on the proposal are set forth below:

For	Against	Abstain
2,127,367	303,672	6,896

The adjournment proposal was approved by the holders of a majority of the shares of the Registrant’s common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “Abstain”). As there were sufficient votes to approve the Merger Agreement proposal at the special meeting, the Registrant did not take any action to adjourn or postpone the special meeting. The results of the voting on the adjournment proposal are set forth below:

For	Against	Abstain
2,224,917	210,244	2,774

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLATBUSH FEDERAL BANCORP, INC.

By:	/s/ Jesus R. Adia
Jesus R. Adia
President and Chief Executive Officer

DATE: October 24, 2012